EXHIBIT 10.2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into effective the 20th day of May, 2004, by and between TRIVEST VANCE JACKSON LP, a Texas limited partnership (“Purchaser”), and S/M REAL ESTATE FUND VII, LTD., a Texas limited partnership (“Seller”).

     TRIVEST RESIDENTIAL LLC, a Texas limited liability company (“TriVest”) and Seller entered into that certain Purchase and Sale Agreement dated effective February 20, 2004 (as previously amended, the “Agreement”), which Agreement was subsequently assigned by TriVest to Purchaser, for the sale of that certain property located in San Antonio, Bexar County, Texas known as Fifth Avenue Apartments (the “Property”). Purchaser and Seller now desire to amend the Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Closing Date. The parties agree that the Closing Date and Closing (as defined in Section 6.1 of the Agreement) are hereby extended and will occur on Wednesday, May 26, 2004, unless otherwise agreed by the parties in writing.

     2. Defined Terms. Terms defined in the Agreement shall have the same meaning when used in this Amendment.

     3. Ratification. Except as otherwise expressly provided in this Amendment, the Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

     4. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PURCHASER:

TriVest Vance Jackson LP,
a Texas limited partnership

By: TriVest Vance Jackson GP LLC,
a Texas limited liability company,
its General Partner

By:	/s/ Dean J. Lontos
Dean J. Lontos, Manager

SELLER:

S/M REAL ESTATE FUND VII, LTD., a Texas
limited partnership

By: SM7 Apartment Investors, Inc., a Texas
corporation

By:	/s/ Richard Hoffmann
Richard Hoffmann, President